EXHIBIT 16

                                  POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Trust for Government Cash Reserves, a portfolio of Money Market Obligations Trust, into Government Obligations Tax-Managed Fund, a portfolio of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                                               May 23, 2006
---------------------------------
John F. Donahue                     Trustee



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee         May 23, 2006
                                    (Principal Executive Officer)



/S/ Richard J. Thomas
Richard A. Novak                    Treasurer                     May 23, 2006
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                       May 23, 2006



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                       May 23, 2006



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                       May 23, 2006



/S/ John F. Cunningham
John F. Cunningham                  Trustee                       May 23, 2006




Money Market Obligations Trust - Power of Attorney for Form N-14 Filing
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Trustee                       May 23, 2006



/S/ Peter E. Madden
Peter E. Madden                     Trustee                       May 23, 2006



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                       May 23, 2006



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                       May 23, 2006



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                       May 23, 2006



/S/ John S. Walsh
John S. Walsh                       Trustee                       May 23, 2006



/S/ James F. Will
James F. Will                       Trustee                       May 23, 2006